Exhibit 23.2

Our ref	SSY/688185-000001/6898425v1
Direct tel	+852 2971 3046
Email	richard.spooner@maplesandcalder.com

Weibo Corporation

7/F, Shuohuang Development Plaza,

No. 6 Caihefang Road, Haidian District, Beijing, 100080

People’s Republic of China

14 March 2014

Dear Sirs

Weibo Corporation

We have acted as Cayman Islands legal advisers to Weibo Corporation (the “Company”) in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended to date relating to the offering by the Company of certain American Depositary Shares (the “ADSs”) representing the Company’s Class A ordinary shares of par value US$0.00025 each (the “Shares”).

We hereby consent to the reference to our name under the headings “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Maples and Calder